SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

September 23, 2008

Date of Report (Date of earliest event reported)

Caseycorp Enterprises, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

              Nevada                                                                 333-147979                                                98-0523910
                  (State or Other Jurisdiction of                                                          Commission File                                                       (I.R.S. Employer
                  Incorporation or Organization)                                                               Number                                                       Identification No.)

 410 Park Avenue, 15th Floor, New York, New York                                                  10022
(Address of Principal Executive Offices)                                                                                                                                           (Zip Code)

888-251-3422
Registrant’s telephone number, including area code

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former Name or former Address, if Changed Since Last Report)

Item 1.01 Entry Into a Material Definitive Agreement

       On September 23, 2008, Caseycorp Enterprises, Inc., a Nevada corporation (“Casey”), Picitup Ltd., an Israeli corporation (“Picitup”), and Albumeyes Corp., a Nevada corporation (“Albumeyes”) entered into an agreement whereby Casey shall acquire Albumeyes which owns Picitup, with the result that Albumeyes shall become a wholly owned subsidiary of Casey.

Pursuant to this agreement, Casey shall purchase all of the outstanding shares of Albumeyes. In addition, certain shareholders of Picitup shall purchase shares of common stock held by current Casey shareholders, as well as newly issued shares of Casey, so that at the closing of the transaction, these Picitup shareholders will own approximately 51% of Casey. The agreement also states that current directors and officers of Casey shall resign at the closing.

The closing of this transaction is contingent upon, inter alia, shareholder approval of an amendment to Casey's bylaws.

Casey is a shell company, Albumeyes is a holding company whose primary asset is 100% of the outstanding shares of Picitup. Picitup is a visual search engine allowing images to be searched by their properties and not just by their names or tags.

2

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2008                                                             CASEYCORP ENTERPRISES, INC.

        By: /s/ Israel Levy
        Name:  Israel Levy
        Title:    President, Chief Executive Officer and Treasurer